As filed with the Securities and Exchange Commission on August 28, 2006.
Registration No. 333-121087

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Post-Effective Amendment No. 2 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway, Jefferson, Louisiana 70121
(Address, including zip code, of Principal Executive Offices)
Stewart Enterprises Puerto Rico Employees Retirement Trust
(Full title of the plan)
Thomas M. Kitchen
Acting Chief Executive Officer and
Chief Financial Officer
Stewart Enterprises, Inc.
1333 South Clearview Parkway,
Jefferson, Louisiana 70121
(504) 729-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

DEREGISTRATION
     Stewart Enterprises, Inc. (the “Company”) hereby files this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8, No. 333-121087 (the “Registration Statement”), to deregister all unsold securities registered thereunder. The Company no longer offers its Class A Common Stock through the Stewart Enterprises Puerto Rico Employees Retirement Trust and is filing this Post-Effective Amendment No. 2 in accordance with the undertaking included in the Registration Statement to remove from registration all securities that remain unsold at the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on August 28, 2006.

STEWART ENTERPRISES, INC.
By:	/s/ THOMAS M. KITCHEN
Thomas M. Kitchen
Acting Chief Executive Officer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John P. Laborde	Chairman of the Board	_________, 2006

/s/ THOMAS M. KITCHEN Thomas M. Kitchen (Principal Executive Officer and Principal Financial Officer)	Acting Chief Executive Officer and, Chief Financial Officer and a Director	August 28, 2006

/s/ ANGELA M. LACOUR Angela M. Lacour (Principal Accounting Officer)	Vice President, Controller and Chief Accounting Officer	August 28, 2006

* Frank B. Stewart, Jr.	Director	_________, 2006

* Alden J. McDonald, Jr.	Director	_________, 2006

* James W. McFarland	Director	_________, 2006

/s/ JOHN C. MCNAMARA John C. McNamara	Director	August 28, 2006

* Michael O. Read	Director	_________, 2006

/s/ ASHTON J. RYAN, JR. Ashton J. Ryan, Jr.	Director	August 28, 2006

/s/ RONALD H. PATRON Ronald H. Patron	Director	August 28, 2006

*By: /s/ MICHAEL G. HYMEL Michael G. Hymel Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan’s Administrator has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on August 28, 2006.

EMPRESAS STEWART (Administrator for the Stewart Enterprises Puerto Rico Employees Retirement Trust)
By:	/s/ LISA T. WINNINGKOFF
	Name:	Lisa T. Winningkoff
	Title:	Member, Administrative and Investment Committee